UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
September 16, 2009
Date of Report (date of earliest event reported)
Eastman Kodak Company

(Exact name of Registrant as specified in its charter)

New Jersey	1-87	16-0417150

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
343 State Street
Rochester, New York 14650
(Address of principal executive office) (Zip Code)
(585) 724-4000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02. Unregistered Sales of Equity Securities
Item 7.01 Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Index to Exhibits
EX-4.1
EX-10.1
EX-10.2
EX-10.3
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement
Purchase Agreement
On September 16, 2009, the Company entered into a Note and Warrant Purchase Agreement (the “Purchase Agreement”) with KKR Jet Stream (Cayman) Limited and Kohlberg Kravis Roberts & Co. L.P. (with respect to specified provisions) to sell to an entity formed by one or more investment funds, vehicles or accounts managed or advised by Kohlberg Kravis Roberts & Co. L.P. or its subsidiaries (collectively “KKR”), in the aggregate of no less than $300 million principal amount and no more than $400 million principal amount of Senior Secured Notes due 2017 (“Senior Secured Notes”) and warrants to purchase an aggregate of no less than 40 million shares and no more than 53 million shares of the Company’s common stock (the “Warrants”), which represents between approximately 14.9% and approximately 19.8% of the Company’s common shares outstanding. The aggregate principal amount of Senior Secured Notes will equal $700 million less the aggregate principal amount of convertible notes (the “Convertible Notes”) issued in a separate private offering under Rule 144A of the Securities Act of 1933, as amended, except that the aggregate principal amount of the Senior Secured Notes will be no less than $300 million and no more than $400 million. The specific number of shares of common stock underlying the Warrants will be adjusted on straight-line interpolation based on the aggregate principal amount of Senior Secured Notes sold to a number between 40 million and 53 million shares.
The completion of the private placement of the Senior Secured Notes and Warrants is contingent on satisfaction or waiver of customary conditions and the sale of at least $200 million aggregate principal amount of Convertible Notes. The Purchase Agreement provides that the private placement to KKR will be completed on the date that is the later of three business days following the satisfaction of all closing conditions contained in the Purchase Agreement and September 29, 2009. The closing of the Convertible Notes is not conditioned on the closing of the sale of Senior Secured Notes to KKR. No assurances can be made that the KKR transaction will close when expected, with the terms described herein, or at all.
The press release announcing the private placement is attached hereto as Exhibit 99.1 to this Form 8-K and the portion of such release captioned "Details of the Transaction" is incorporated by reference.
     Board Representation
For so long as KKR and certain related parties beneficially own at least 50% of the common stock issued or issuable upon exercise of Warrants purchased pursuant to the Purchase Agreement, KKR will be entitled to nominate two directors to the Company’s Board of Directors. If KKR and these related parties beneficially own less than 50% but at least 25% of the common stock issued or issuable upon exercise of Warrants purchased pursuant to the Purchase Agreement, KKR will be entitled to nominate one director to the Company’s Board of Directors. At such time when KKR and these related parties beneficially own less than 10% of the common stock issued or issuable upon exercise of Warrants purchased pursuant to the Purchase Agreement, KKR will no longer have the right to nominate any directors.
Provided that KKR’s initial board nominees are qualified and suitable to serve as a member of the Company’s Board of Directors under all applicable corporate governance policies or guidelines of the Company and the Board of Directors and applicable legal, regulatory and stock exchange requirements, the Company shall appoint, concurrent with the closing of the sale of the Senior Secured Notes and Warrants pursuant to the Purchase Agreement, such board nominees to the Company’s Board of Directors. The Company will also cause such board nominees, subject to satisfaction of the foregoing conditions, to be nominated for re-election upon the end of such board nominee’s term.
One of KKR’s board nominees will also have the right to be appointed by the Company’s Board of Directors to sit on each regular committee of the Board of Directors, subject to such board nominee satisfying applicable legal, regulatory and stock exchange requirements.
     Information Rights
For so long as KKR and certain related parties hold at least 10% of the common stock issued or issuable upon exercise of the Warrants it originally purchased pursuant to the Purchase Agreement, KKR shall have the right to receive certain information regarding the Company, subject to confidentiality restrictions.
     Right of Purchase

For as long as KKR and certain related parties hold at least 10% of the common stock issued or issuable upon exercise of Warrants purchased pursuant to the Purchase Agreement, KKR and these related parties shall have the right, subject to certain exceptions, to purchase its pro-rata portion of new equity securities issued by the Company.
     Standstill
Until six months after KKR no longer has the right to nominate any directors to the Board of Directors, KKR and certain related parties and affiliates of KKR that have the right to receive or have received any material non-public information regarding the Company, subject to certain exceptions, shall not be permitted to (i) acquire or agree to acquire beneficial ownership or make an offer to acquire voting stock if the effect of such acquisition would be to increase the percentage of voting stock held by KKR, such related parties and such affiliates to 20% or more of the total voting stock outstanding, (ii) solicit proxies or advise other persons with respect to the voting of the common stock of the Company, (iii) participate in a “group” or otherwise act in concert with a third person with respect to any securities of the Company or (iv) publicly announce or propose or submit to the Company a proposal or offer concerning a change of control of the Company.
The above restrictions will cease to apply if (i) a third party acquires beneficial ownership of or initiates a tender offer for 50% or more of the voting stock of the Company or (ii) the Company enters into an agreement pursuant to which a third party would acquire all or substantially all of the stock or assets of the Company or the Company would be merged or consolidated with another person, unless the shareholders of the Company immediately prior to such transaction would continue to hold more than 50% of the voting stock of the surviving entity.
     Placement Fee
In connection with the sale of the Senior Secured Notes and Warrants, the Company has agreed to pay Kohlberg Kravis Roberts & Co. L.P. or its designee a placement fee equal to 3% of the $400 million aggregate principal amount of Senior Notes that KKR has agreed to purchase from the Company.
The foregoing description of the Purchase Agreement in this report is a summary only and is qualified in its entirety by the terms of the Purchase Agreement, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.
Senior Secured Notes due 2017
The terms and conditions of the Senior Secured Notes due 2017 will be contained in documentation, including an indenture, currently expected to be executed and delivered at the closing of the private placement.
     Interest
Interest on the Senior Secured Notes will be payable semiannually in arrears on October 1 and April 1 of each year, beginning on April 1, 2010. Cash interest on the Senior Secured Notes will accrue at a rate ranging from 10% to 10.50% per annum and PIK Interest (as defined below) will accrue at a rate ranging from 0.50% to 1.50% per annum, in each case depending on the aggregate principal amount of Senior Secured Notes and Convertible Notes issued. “PIK Interest” is interest paid by increasing the principal amount of the Senior Secured Notes. The aggregate purchase price for the Senior Secured Notes will be subject to a discount ranging from 0 to 4% depending on the exercise price of the Warrants except that the discount shall not exceed 2% if the aggregate principal amount of Senior Secured Notes exceeds $350 million.
     Ranking
The Senior Secured Notes will be the Company’s senior secured obligations and will rank senior in right of payment to any future subordinated indebtedness; rank equally in right of payment with all of the Company’s existing and future senior indebtedness; will be effectively senior in right of payment to the Company’s existing and future unsecured indebtedness, including the Convertible Notes to the extent of the collateral securing the Senior Secured Notes; will be effectively subordinated in right of payment to indebtedness under the Company’s amended and restated credit agreement, dated as of March 31, 2009, to the extent of the collateral securing such indebtedness on a first-priority basis; and effectively will be subordinated in right of payment to all existing and future indebtedness and other liabilities of the Company’s non-guarantor subsidiaries.
     Guarantees

The Senior Secured Notes will be fully and unconditionally guaranteed on a senior secured basis by each of the Company’s existing and future direct or indirect wholly owned domestic subsidiaries, subject to certain exceptions. Such subsidiary guarantors are collectively referred to herein as the “subsidiary guarantors,” and such subsidiary guarantees are collectively referred to herein as the “subsidiary guarantees.” Each subsidiary guarantee will rank senior in right of payment to all existing and future subordinated indebtedness of the subsidiary guarantor; rank equally in right of payment with all existing and future senior indebtedness of the subsidiary guarantor; will be effectively subordinated in right of payment to indebtedness under the Company’s Amended and Restated Credit Agreement to the extent of the collateral securing such indebtedness on a first-priority basis; and will be effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of any subsidiary of a subsidiary guarantor that is not also a guarantor of the Senior Secured Notes.
     Security
The Senior Secured Notes and subsidiary guarantees will be secured by second-priority liens, subject to permitted liens, on substantially all of the Company’s domestic assets and substantially all of the domestic assets of the subsidiary guarantors.
     Optional Redemption
At any time prior to October 1, 2013, the Company will be entitled at the Company’s option to redeem some or all of the Senior Secured Notes at a redemption price of 100%, plus a premium equal to the remaining interest payments on the Senior Secured Notes and accrued and unpaid interest. On and after October 1, 2013, the Company may redeem some or all of the Senior Secured Notes at a redemption price of 100%, plus accrued and unpaid interest.
At any time and from time to time prior to October 1, 2012, the Company may redeem Senior Secured Notes with the net cash proceeds received by the Company from certain equity offerings at a price equal to 100% plus the interest rate of the Senior Secured Notes (including PIK Interest) multiplied by the principal amount of the Senior Secured Notes, plus accrued and unpaid interest, in an aggregate principal amount for all such redemptions not to exceed 35% of the original aggregate principal amount of the Senior Secured Notes, provided that the redemption takes place within 120 days after the closing of the related equity offering, and not less than 65% of the original aggregate principal amount of the Senior Secured Notes remains outstanding immediately thereafter.
     Change of Control
Upon the occurrence of a change of control, which will be defined in the indenture governing the Senior Secured Notes, each holder of the Senior Secured Notes will have the right to require the Company to repurchase some or all of such holder’s Senior Secured Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.
     Covenants
The indenture governing the Senior Secured Notes will contain covenants limiting, among other things, the Company’s ability and the ability of the Company’s restricted subsidiaries to (subject to certain exceptions):
•	incur additional debt or issue certain preferred shares;

•	pay dividends on or make other distributions in respect of the Company’s capital stock or make other restricted payments;

•	make principal payments on, or purchase or redeem subordinated indebtedness prior to any scheduled principal payment or maturity;

•	make certain investments;

•	sell certain assets;

•	create liens on certain assets to secure debt;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s assets;

•	enter into certain transactions with the Company’s affiliates; and

•	designate the Company’s subsidiaries as unrestricted subsidiaries.
These covenants are subject to a number of important exceptions and qualifications.
The foregoing description of the indenture in this report is a summary only and is qualified in its entirety by the terms of the form indenture, which is attached hereto as Exhibit 4.1, and incorporated herein by reference.
Warrants
The terms and conditions of the Warrants will be contained in Warrants currently expected to be executed and delivered at the closing of the private placement.
The Warrants will be exercisable at any time after the date of issuance at a per share exercise price equal to the least of (i) the average of the closing sale prices of the Company’s common stock for each of the 15 trading days preceding the date of the public announcement of the transactions contemplated by the Purchase Agreement; (ii) the closing sale price of the common stock on the date of the pricing of the offering of the Convertible Notes and (iii) $5.50. The Warrants will expire on the eighth anniversary of the original date of issuance. A holder of a Warrant may pay the exercise price of the Warrants in cash or by cashless exercise.
The exercise price and number of shares of common stock underlying the Warrants will be subject to customary adjustments upon the occurrence of certain events. A holder of the Warrants will not be permitted to transfer the Warrants or shares issued upon the exercise of any of the Warrants prior to the second anniversary of the issue date of the Warrants, subject to certain exceptions.
The foregoing description of the Warrants in this report is a summary only and is qualified in its entirety by the terms of the form of Warrant, which is attached hereto as Exhibit 10.2, and incorporated herein by reference.
Registration Rights
The terms and conditions of the registration rights will be contained in a Registration Rights Agreement, currently expected to be executed and delivered at the closing of the private placement.
The holders of the Senior Secured Notes and the related guarantees, the Warrants and the shares of common stock underlying the Warrants and certain other securities (“Registrable Securities”) will have certain registration rights pursuant to a Registration Rights Agreement (the “Registration Rights Agreement”). The Company will be obligated to file a shelf registration statement covering the resale of the Registrable Securities and will have the ability to suspend the distribution of Registrable Securities in certain circumstances. In the event the Company fails to comply with certain provisions of the Registration Rights Agreement, the Company will be obligated to make special payments to the holders of Notes.
The foregoing description of the Registration Rights Agreement in this report is a summary only and is qualified in its entirety by the terms of the form of Registration Rights Agreement, which is attached hereto as Exhibit 10.3, and incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities
The information contained in Item 1.01 is hereby incorporated into this Item 3.02. The Company will issue the securities in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, including Regulation D. The Company relied on this exemption from registration based in part on representations made by KKR in the Purchase Agreement.
Item 7.01 Regulation FD Disclosure
On September 16, 2009, in the press release in which the Company disclosed the transaction with KKR, the Company also reaffirmed its guidance for the remainder of 2009 and provided an outlook for the third quarter of 2009. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information provided under Item 7.01 in this Current Report on Form 8-K and the sections of the press release attached hereto as Exhibit 99.1 captioned "Kodak Updates Outlook" and "Eastman Kodak Company-2009 Capital Actions Press Release-Non-GAAP Reconciliations" is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

4.1	Form of Indenture governing Senior Secured Notes

10.1	Purchase Agreement, dated September 16, 2009

10.2	Form of Warrant

10.3	Form of Registration Rights Agreement

99.1	Press Release, dated September 16, 2009	(With respect to the portions of such release captioned “Kodak Updates Outlook” and “Eastman Kodak Company-2009 Capital Actions Press Release-Non-GAAP Reconciliations”, furnished and not filed with this report)

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

September 16, 2009	By:	/s/ William G. Love
William G. Love
Treasurer

Index to Exhibits

Exhibit
Number	Description
4.1	Form of Indenture governing Senior Secured Notes

10.1	Purchase Agreement, dated September 16, 2009

10.2	Form of Warrant

10.3	Form of Registration Rights Agreement

99.1	Press Release, dated September 16, 2009	(With respect to the portions of such release captioned “Kodak Updates Outlook” and “Eastman Kodak Company-2009 Capital Actions Press Release-Non-GAAP Reconciliations”, furnished and not filed with this report)